UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 11, 2024

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

Creative Realities, Inc. (the “Company”) expects to hold its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on Friday, October 18, 2024. Additional details about the Annual Meeting will be set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Because the scheduled date of the Annual Meeting is more than 30 days from the anniversary date of the 2023 Annual Meeting of Shareholders, the Company has set a deadline for the receipt of shareholder proposals and director nominations by shareholders submitted in connection with the Annual Meeting. In order for a shareholder proposal or director nomination by a shareholder submitted pursuant to applicable SEC rules and the Company’s Amended and Restated Bylaws (the “Bylaws”) to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal or nomination must be received by the Company at its principal executive office no later than June 24, 2024, which the Company has determined is a reasonable time before the Company plans to begin printing and mailing its proxy materials for the Annual Meeting. The shareholder must comply with the procedures and requirements set forth in applicable SEC rules and the Bylaws, including with respect to the subject matter of the proposal.

The address of the Company’s principal executive office is c/o Will Logan,13100 Magisterial Drive, Suite 100, Louisville, KY 40223.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2024

Creative Realities, Inc

By:	/s/ Will Logan
Will Logan
Chief Financial Officer